Corrected Transcript 30-Jul-2020 Expedia Group, Inc. (EXPE) Q2 2020 Earnings Call Total Pages: 21 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. *(EXPE)*
Q2 2020 Earnings Call

Corrected Transcript
30-Jul-2020

CORPORATE PARTICIPANTS

Michael Senno
Vice President, Investor Relations and Treasurer, Expedia Group, Inc.

Peter M. Kern
Vice Chairman and Chief Executive Officer, Expedia Group, Inc.

Eric Hart
Chief Financial Officer, Expedia Group, Inc.

OTHER PARTICIPANTS

Naved Khan
Analyst, SunTrust Robinson Humphrey, Inc.

Deepak Mathivanan
Analyst, Barclays Capital, Inc.

Jed Kelly
Analyst, Oppenheimer & Co., Inc.

Kevin Kopelman
Analyst, Cowen and Company, LLC

Eric J. Sheridan
Analyst, UBS

Lee Horowitz
Analyst, Evercore ISI

Chris Kuntarich
Analyst, Deutsche Bank Securities, Inc.

Brian Fitzgerald
Analyst, Wells Fargo Securities LLC

MANAGEMENT DISCUSSION SECTION

Operator: Good afternoon. My name is Frederica and I'll be your conference operator today. At this time, I would like to welcome everyone to the Expedia Group Second Quarter 2020 Conference Call. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will a question-and-answer session. [Operator Instructions] Thank you.

I would now like to turn the call over to Michael Senno, Vice President, Investor Relations and Treasurer.

Michael Senno
Vice President, Investor Relations and Treasurer, Expedia Group, Inc.

Thank you. Good afternoon and welcome to Expedia Group's financial results conference call for the second quarter ended June 30, 2020. I'm pleased to be joined on the call today by our Vice Chairman and CEO, Peter Kern; and our CFO, Eric Hart.

The following discussion including responses to your questions reflect management's views as of today, July 30, 2020, only. We do not undertake any obligation to update or revise this information.

As always, some of the statements made on today's call are forward-looking, typically preceded by words such as we expect, we believe, we anticipate, we are optimistic or confident that or similar statements. Please refer to

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Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 today's earnings release and the company's filings with the SEC for information about factors which could cause our actual results to differ materially from these forward-looking statements. You'll find reconciliations of non-GAAP measures to the most comparable GAAP measures discussed today in our earnings release which is posted on the company's Investor Relations website at ir.expediagroup.com. And I encourage you to periodically visit our IR website for other important content. Unless otherwise stated, all references to cost of revenue, selling and marketing expense, general and administrative expense and technology and content expense exclude stock-based compensation. And all comparisons on this call will be against our results for the comparable period of 2019. Please note that depreciation expense is now reported in a separate line item and prior periods have been restated to reflect this change. And with that, let me turn the call over to Peter. ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. Thank you very much, Michael, and good afternoon, everyone. I hope everyone has been safe and sound during this difficult time. As we said in our release, the second quarter was obviously a very challenging one for the travel industry and for us. But we were pleased to see, generally speaking, that after April we had consistent growth out of the trough and May and June got considerably better. I would point out that we view this not simply as a positive for the business in the short term because obviously our numbers remain very challenged relative to prior periods. But I think it speaks to humanity's demand and desire to travel and that when they can and when the opportunity avails itself and when they feel safe and there are no restrictions, people are really dying to travel. And we've seen that this summer and I have every expectation that we'll continue to see that hopefully as the world opens up more. But we will have a bouncy recovery. There's no question. We've seen virus numbers go up in certain places. We've seen new restrictions come into certain geographies. And it appears like that will be the state of the union until things change scientifically. And so we expect this not to be a linear recovery, obviously, and we expect some bumps in the road. Having said that, there's a lot of things that we can't control. And so as I said on our last call, we are keenly focused on everything we can control. We're focused on helping our customers and suppliers obviously get through a challenging and complicated time. We're focused on our own cost structure and making sure we are being efficient. But more broadly, we're just focused on our internal functioning, our structure, our speed and agility and building for the future. And while we recognize it will take time for all of you to see the benefits of all that effort, that is really our focus. So in a little bit here, Eric will take you through our second quarter numbers. They are noisy, obviously, and frankly I don't think terribly telling. I would not try to dissect them. I think it's a waste of a lot of energy. Most of what's happened is really a function of whatever's going on in the macro world and we are a reflection of that. And we are keenly focused on our long-term fixes and strategy and less focused on the day-to-day tactics of 3 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 finding another dollar in the marketplace. It doesn't mean we don't care. We just think there's so much more upside in doing the real foundational work that we need to do. So if you don't see us chasing every last dollar, that's why we're doing that work. As far as the work goes, I just want to spend a little time on the things you can't see through the numbers, which is we talked about simplifying, we talked about accelerating our business, we talked about pushing through initiatives during the COVID time that might be harder to do in regular times. And we've made a lot of progress on this front and there are threads all over our company working towards this. But just to give you a sense, we took down our HomeAway brand in the US, which was something that was scheduled to take probably another year to do. And we deprecated it just a few weeks ago and have moved all that traffic to Vrbo. And now we will be a single brand in the US and that will allow us to go much faster and do more around Vrbo. We folded our CarRentals business in Europe into Brand Expedia. Again, a small initiative but just a way to simplify and allow us to go faster and put our talent against more important projects. We sold Bodybuilding.com and shut down Pillow and ApartmentJet which were in our Vrbo business. Again, just small distracting interesting things we tried but didn't have long-term benefit, we believed. And so we took the action to simplify the company. And that's really on the brand side and the business side. On the tech side, perhaps even more importantly, we able to accelerate a lot of technical projects we had in the works. And just to name a few here. Our Media Solutions business had relied on a third-party vendor for its auction technology. We brought that technology onto our own platform just a couple of weeks ago here. That was about a quarter earlier than we expected to. And our teams were able to push that across the line and now we have that much more time to optimize that platform. And that's not just a cost savings from no longer licensing a third-party platform. But it also gives us much more latitude to grow that business. And we believe there's a lot of upside there. Our Hotels.com brand was able to move its mobile traffic to a new platform. Again, a project that was scoped to take up to another six months that we finished about a month ago. Again, another opportunity to just accelerate, get things done during the virus and get to the other side. And finally, just to name one more. We've talked about the opportunity for our virtual agents to help us on the costs and the customer satisfaction side. It's something you'll hear again and again because it's a big opportunity for us and one of our better platform technologies. But we launched that on our Egencia corporate brand and we launched it in the US and France. And that was practically two years ahead of schedule. So we've just been moving on every front we can to try to accelerate. And that's really all about being faster, getting simpler and being able to move the business much more quickly and agilely. And that's because we really want to be able to attack our big strategic goals and those revolve much more around how we use our platform, particularly data, where we have a unique competitive advantage with the best dataset of travel data in the world where we believe we can help our customers, our B2B partners and our suppliers make much better decisions, be happier and drive their own businesses where they're business customers and help the end customers just make better decisions that make them happier and make our products stickier and generally drive the long-term appeal of our business through third parties. So we are keenly focused on that. That is our long-term goal and we have a bunch of tactical work we are pushing through to clean up the runway, if you will, to get there. 4 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 And on the supplier side, of course, we continue to push to help our supply partners get stronger and come out of the COVID times. It's obviously been a challenging time for hoteliers and airlines. We've put in a relief and recovery program for hotels to help them get back up and running, to help them better utilize our tools. And likewise, we are looking at air and we're rebuilding our own air product in large part to make it just a better, more fulfilling product for our suppliers. So we are driving a lot there and we believe in obviously helping our supply partners get out of it. But longer term, again, we believe in helping these partners all make better decisions and drive their business through our platform. On the more nuts and bolts of it, we know you're all interested in the cost side. We continue to drive our efficiency programs throughout the company. We've told you before that we had a target of $500 million that we expected to exceed. We've achieved about $400 million of that on a run rate basis. And again, we expect to do much better than our targets. The reason we're not being highly specific about how much better is that we're really attacking everything. And there are timing implications to a lot of what we're doing, contracts that need to be run out, things like releasing real estate and other things that just take time to come into effect. So rather than get caught up in some debate about how much and over what period, we feel strongly that we'll do better than the $500 million. And I would point out that there is much more to it than just the $500 million of cost savings that we scoped to you before because that doesn't really take into account the variable side of our business. And that's a place where we have the opportunity to drive efficiencies through bringing down customer service costs with those virtual agents that we've talked about, bringing down transaction costs by focusing on our payments platform technology and opportunities there, and then of course bringing down our variable marketing costs where we had recently put these teams together as we've told you before. We've merged our brand groups. We've merged their performance marketing groups. And there's big opportunities ahead, we believe, in doing the work as a portfolio of brands and optimizing for that portfolio as opposed to optimizing each brand by itself. Now that is hard work. It is foundational. Some of you may have noted that we gave up some share in some of the performance marketing lines in meta and SEM. That is something we willingly have done. As I said, we are not worried about the nickels right now in a market where there isn't a lot of volume. We are much more focused on the long-term foundational work to drive the long-term benefits when the volumes really are back at full scale. But we will continue to refine that. I wouldn't get used to scale, the share we were at. I know there is often debate about can we grow and still be more profitable on the performance side. We believe absolutely we can. But there is a lot of foundational work to get these brands together, to get their strategies unified and their data unified. And we are doing that work right now as fast as we can. So as we come out, we will be in the best position to take advantage of that. And finally, what is probably the main event to most of you, which is what is the recovery really looking like? And is there anything to glean from what we've seen? I would say, by and large, we've seen exactly what you'd expect. April was very tough for everybody. It was the bottom of the trough. We have seen consistent growth coming out of that. We were down on a net basis 90% for the quarter, but by June that was less than down 70%. And the lodging side of that was considerably better, down less than 60%. So all of that is a very good trend but still obviously well below anything we'd like to see in the business. 5 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 As for July, I would say it's roughly in line with June, slightly off those numbers. And Eric will get into it some more. But just to give you some flavor, what we've seen is Vrbo had a ton of business and has been a great leader for us in the recovery. As we got into summer, people obviously have a real interest in the whole home model and being able to have their families alone and not in shared space. And so Vrbo really led the way for us. There was a lot of compression in the early part of the booking window in the early part of the summer. And so as we've gotten to July, still quite a strong business for us and way head of our other businesses. But that compression has softened a little bit. On the flipside, the hotel business has been slightly stronger even into July. So there are some puts and takes and there's some geographical differences. But in general, July has plateaued. Cancelation rates have stayed consistent. So we haven't seen a real rise in those in July. So I think the world has sort of stabilized here. And we'll see what the next few months bring in terms of restrictions, virus growth, et cetera. And I think that will largely tell the tale. On the good side, I would just say in addition to Vrbo being a great driver and the strongest part of our story, we also saw terrific new customer growth. This has proven a great opportunity to introduce a whole new group of people to the Vrbo experience. And I think that will pay longer-term dividends and help cement the Vrbo brand which, as you know, we pivoted to not that long ago. And I think that's, again, a great opportunity longer term. So to wrap up, I would just say again we've seen nice recovery from the bottom. It was strong through May and June and flattish through July. We expect it to be bumpy. Hopefully, we'll have some good and some bad in there and it won't be linear. I happen to be a huge believer in the scientific community and expect them to, with all the great minds working on this, save us all from ourselves. And we have seen clearly that the world wants to travel again, wants to get back out and move around. And we believe every time those opportunities become greater and safer, that people will indeed take the opportunity to travel. So with that, again, I would encourage you not to get too caught up in the ups and downs of small numbers. Broadly, we are focused on the longer term. And we believe we're making real headway even though we acknowledge it will take a little while for all of you to see it in the numbers. And I will turn it over to Eric. Thank you. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. Thanks, Peter. And thank you, everyone, for joining as well. As you can see, our financial results this quarter are indicative of the severe impact COVID-19 has had on our business and also the rest of the travel industry as well. As Peter mentioned, we've been focusing our energy on what we can control. And coming into the year, I discussed several priorities aimed at delivering margin expansion and that includes resetting our fixed cost base, improving variable cost of revenue and driving marketing efficiency. The impacts from COVID-19 have made these priorities even more important for us. And I'm pleased with the progress our teams have already made across these areas. And I expect it will become increasingly evident in our P&L as our business recovers. Peter also noted we are running ahead of our initial cost savings target and we now expect to exceed $500 million on a run rate basis. Over the last several months, as we've accelerated and deepened our work across our cost initiatives and identified additional opportunities across the board whether that's in cloud, real estate, licensing, procurement, people-related costs; that pushed the expected savings higher. We're still working across these 6 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 areas and continue to look for more potential opportunities as we drive efficiency and simplify how we operate the company. The progress to date is already evident in our overhead cost categories which collectively declined 22% in Q2. About half of that year-on-year decline reflects savings achieved thus far from these cost initiatives while temporary cost measures related to COVID-19 accounted for the rest. We expect that over the next few quarters, the temporary benefits will phase out while the savings from our cost initiatives will increase. In addition to the progress on the cost savings initiatives, we're also making nice strides on improving variable cost of sales. It's not evident in the P&L yet given the low booking volumes. But we expect the progress we're making to drive efficiency in customer service among other areas and to be another sort of leverage on the P&L as revenue recovers. Looking at our cost of revenue. As mentioned, it did not scale down with revenue given it was a 22% decline. One factor is that only some of the costs are directly variable with revenue. Credit card processing related fees are the biggest component and will fluctuate with our merchant revenue. And for context, that accounted for roughly a quarter of our cost of revenue in 2019. In Q2, we also have higher bad debt and customer chargebacks related to COVID and also had costs related to Bodybuilding.com before it was sold. Customer service costs are tied more to call volume. And particularly early in Q2, we saw unprecedented levels of call volume due to cancellations that required additional staffing. Since April, these costs have started to decline year-over-year as the environment has stabilized and we deployed more automation and self-service tools. Longer term, we believe this is going to be a big opportunity for us to improve variable costs with further innovation on our virtual agent platform. We expect cost of revenue will remain a source of deleverage while revenue remains depressed. But we do expect it to scale nicely as the business recovers and contribute to better gross margins as we return to more normalized volumes. On direct marketing expense, which is another area we're focusing on to drive efficiency. We've slowly restarted marketing as the quarter progressed and demand began to increase. We plan to continue working our way back into performance and brand marketing as we see demand signals in different geographies. But we intend to remain disciplined and operate at higher ROIs than in the past both near term and going forward. As Peter mentioned, the results this quarter are distorted in several ways due to the impact of COVID. And I want to spend a few minutes going through a few key areas to help you understand what's happening to the business. In terms of our lodging results, ADRs were up 1% and revenue per room night increased 15%. On ADRs, Vrbo, which carries higher ADRs and saw ADR growth given the strong demand that Peter talked about previously, accounted for a much higher mix of room nights than it has historically and more than offset declines in hotel ADR. A similar dynamic impacted revenue per room night with the growth driven by the increase in mix and improved monetization at Vrbo. Revenue take rate was abnormally high at 21%. While there's a lot of noise in the quarter, the biggest factor was the impact of lodging cancellations which are netted out of gross bookings but do not impact revenue contributed to the distorted take rate. This metric could remain volatile in the coming quarters with seasonality and product mix taking a different shape than we usually see. 7 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 Air revenue was negative in the quarter. Unlike lodging, we recognize air revenue at the time of booking and make an assumption on cancellation rates. Given the unprecedented disruption to the air business during the last few months, cancellations were in excess of what we previously estimated. And for certain types of bookings, we refunded customers their airfare. We also reversed previously recognized revenue that was based on reaching certain volume thresholds. All of these factors were offsets to revenue which exceeded the low volume of new revenue in the quarter. Moving on to cash flow and the balance sheet. Free cash flow in the quarter was negative $2.1 billion. And if you exclude Vrbo's merchant business, most of which goes to restricted cash; free cash flow was closer to negative $2.2 billion largely due to the negative working capital impact to fund the decline in deferred merchant bookings and our adjusted EBITDA loss in the quarter. The negative free cash flow was heavily weighted to April and improved dramatically by June as booking trends improved and our cost actions took hold. On deferred merchant bookings, the decline occurred mostly in April when we faced unprecedented cancellations and hit trough levels in new bookings. As booking trends improved, deferred merchant bookings started to increase in June and ended the quarter at $4.6 billion in total or $3.8 billion excluding deferred loyalty with Vrbo accounting for most of the increase. Given the portion of Vrbo deferred merchant bookings owed to partners sent to restricted cash, the growth in Vrbo bookings resulted in restricted cash increasing to $1.3 billion during Q2. Meanwhile, our total unrestricted cash and short-term investments ended the second quarter at $5.5 billion excluding the $1.25 billion debt raise we closed in July. If you exclude the financing completed back in May, the decline in cash moderated each month in Q2 and was down only modestly during June thanks to the stabilization in deferred merchant bookings and moderating profit loss. In addition to cash holdings at the end of the quarter, we held amounts in restricted cash and other balance sheet assets that covered approximately 60% of outstanding deferred merchant bookings excluding deferred loyalty. Turning to our capital structure. Earlier this month, we opportunistically raised a total of $1.25 billion in senior unsecured notes across three-and seven-year tranches with a weighted average coupon of 4.2%. We currently plan to use these proceeds to redeem the outstanding preferred equity stock when the redemption premium steps down in May of 2021, which would deliver significant cost savings and reduce our cost of capital. We continue to have flexibility in our capital structure to reduce our debt load over the next couple of years, which will be a key capital allocation priority and provides a path to return to our historical levels as the business recovers. Overall, we're excited about the improvement in travel demand over the last few months. As Peter talked about, it shows that consumers love and have a strong desire for travel and will find a way when they get comfort to do so. Nonetheless, there's still a lot of uncertainty about the virus. And we expect the recovery will have ups and downs along the way and look different in different geographies depending on the ability to control the virus, travel restrictions and consumers' general comfort with travelling. We feel like we are in a great position to participate as travel recovers. But right now, we're primarily focused on what we can control internally. We're rapidly continuing down the path of reshaping how we do business. We're on track to coming out of this disruption a stronger, more nimble company with better margins and in position to deliver attractive growth for the long term. Operator, we are ready for our first question. 8 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 QUESTION AND ANSWER SECTION Operator: [Operator Instructions] And your first question comes from the line of Naved Khan with SunTrust. ... Naved Khan Analyst, SunTrust Robinson Humphrey, Inc. Q Yeah, hi. Thanks for taking the question. I just had a few. Maybe just on Vrbo first. Is there enough supply available to you to fulfill demand as you look out into the back half or is it mostly booked? And then I have a follow-up. ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Sure. Thanks for the question. I would say definitely not mostly booked. We have seen certain compression in a few markets. And in fact, you may have heard that pricing has been higher as our suppliers have been able to get higher pricing as there's more demand in their markets. But there's very few markets where we have real issues with sufficient supply to satisfy demand. And certainly, as you look out over the next several months and into the fall, Christmas season, there's no shortage of supply. The summer has gotten a little tighter again in a few spots. But by and large, there's ample supply around the globe. ... Naved Khan Analyst, SunTrust Robinson Humphrey, Inc. Q That's helpful. And then maybe just on the performance in different geos as you have dug into the July trends. Anything to call out with respect to performance of Europe and Asia and how that compares with the US business? ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Sure. I'll just say quickly and Eric can jump in. I think what we've seen, again, it's one of those things that rarely surprises you. It's kind of what you think it would be. The US has been strong. And with the increase in virus has slowed a bit, Europe and Asia have been less strong but slow and steady and kind of continuing to improve. We're seeing a few spots of virus issues in Europe, so you never know. And LATAM has been a little bit more like the US, but it's quite small for us. So I would say it's pretty much exactly what you think it would be based on what you're hearing about virus and openings et cetera. And there's no real mystery inside of that anywhere. I don't know, Eric, if you want to add anything. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. A Yeah. The only thing that I would add to it is that the story as we evolve over time is going to be a series of micro- stories and intersections of different geographies. And just to give you a flavor of that, when you look at air, ultimately if you just look at our overall number; you'd see an improvement from April through to June and then a slight weakening in July. But if you then split between the various geographies, North America and LATAM looks pretty similar which will follow a very similar curve that I just mentioned, whereas EMEA and APAC really haven't recovered very well yet from an air perspective. 9 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 If you then look at lodging then, however, it's somewhat of a different story where North America and EMEA look the same. So they would follow a curve where April was down quite significantly but has rebounded a bit through June in the order of magnitude mentioned previously. But whereas APAC and LATAM aren't. So it's going to be a story of comfort on domestic travel, how much of a given market historically, and in this environment has domestic versus international, how comfortable people are across lodging versus air. But hopefully, that'll give you a sense for the various curves across two major geographies and products. ... Naved Khan Analyst, SunTrust Robinson Humphrey, Inc. Q That's helpful. Thank you, Peter. Thank you, Eric. ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Yeah. And I would just add before we take another question that on the Vrbo side, one interesting part is that we have seen historically when you get economic downturns, you often get more supply coming into the market. So we do have a hope that we will see and we have seen some early signs of more supply coming into the market. So that should help alleviate any inventory issues as well. ... Naved Khan Analyst, SunTrust Robinson Humphrey, Inc. Q Got it. Thanks. ... Operator: And your next question comes from the line of Deepak Mathivanan. ... Deepak Mathivanan Analyst, Barclays Capital, Inc. Q Great. Thanks for taking the question, guys. Peter, I wanted to ask you a little bit of a big picture question. Given the trends that you have seen over the past few months, do you think there is a secular change in consumer behavior towards alternative accommodations in a more permanent way? Obviously, you have Vrbo. But where do you see incremental opportunity if this theme becomes sticky and significant for the whole travel industry? And then the second question is on the market share. You noted that you were willing to lose share gains in the near term on the performance marketing channels. How do you think about that share specifically, something that – where you would like it to sustain? And is there a level where you would like demand to get to before you become aggressive in the performance marketing channels? Thank you. ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Sure, thanks. On the first question, I would say I personally don't think there's – I know there's been a lot of comments out there from my peers and others about the future of travel. I don't think we've seen anything to suggest that people's travel behavior will materially change. I do think that to your question specific to Vrbo, we are getting a lot of people experimenting with and hopefully being very happy and satisfied with the alternative accommodation experience and in particular for us, Vrbo's main emphasis on the whole home. So I think there may well be people out there who are not as familiar either with our brand or with the experience, who are now getting to experience it and having very satisfying great trips. And I think that's a great opportunity 10 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 for us to create long-term customer stickiness and value. And as you may know, we've been working over the last couple of years to get more and more of that alternative product available through our main OTA brands, still a work-in-progress. But we are making real inroads there as well. So I think that we'll continue to be a great alternative for travelers. But again, I am not one to believe that anything about what we're going through will be permanent. I recall very well people's commentaries about the future of travel after 9/11 and the future of New York City after 9/11, all of which turned out to be untrue. So I am a general optimist in this regard. I think, again, people have shown – I think travel is like water. It finds its way. If I can't go international, I'll go domestic. If I don't want to fly, I'll drive. If I don't want to stay in a hotel, I'll stay in an alternative accommodation. But I don't think we've really seen any reason to believe there's long-term behavioral change. Sorry and then to your second question on performance marketing. I would say my comments were really about the short-term week-to-week little differences. There are blips all over the world, blips in demand as I already talked about. And you can spend all day chasing all of those little blips or you can work on the foundational work. And we are working on the foundational work. That does not mean in any way that we are willing or desirous of yielding share. It just means that we're trying to keep the team focused on the bigger, long-term pot of money as opposed to getting an extra share point in a market that's doing a little better but is still down 70% or something. So we are willing to make those short-term little changes. And we still want to have share. We still want to drive our rightful share of market. If anything and I said it last time we spoke, I believe that we can grow share while growing profitability. That is my strong belief. But we have to do a lot of work to do the foundational stuff to get there. And I've talked about it before. But being able to optimize for multi-brand is a complicated exercise. Being able to figure out geographically where we push and where we pull back, all of those things are going on right now. So I think again we won't land until we come out of this. But we have no general thesis that we're going to give up x many share points for x much profit. We would like to keep our share and just be much, much more profitable and thereby be able to drive even more share and that is our goal. ... Deepak Mathivanan Analyst, Barclays Capital, Inc. Q Right. Thanks, Peter. ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Yeah. Thank you. ... Operator: And your next question comes from the line of Jed Kelly with Oppenheimer & Company. ... Jed Kelly Analyst, Oppenheimer & Co., Inc. Q Great. Thanks for taking my question. Can you just talk about the flexibility in your brand on spending in the latter part of 4Q if hopefully, optimistic here, that we get some positive data on the vaccine news and travel could be recovering, your flexibly on brand? And then just on Vrbo, can you talk about – are you benefiting on the shoulder season and fall bookings with people being able to work from home? And can you talk about the Vrbo booking window? ... 11 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Sure. Thanks for the questions. I would say on the Vrbo part, we are focusing on the new realities around working from home. We have been pushing a variety of campaigns around helping people with that idea, homework, homeschool, the importance of WiFi and products like that in this changed world. And as many of you are probably experiencing, the question of the school year and how kids will go back to school varies greatly across the US, let alone the world. And so I think there will be kind of different and unique opportunities to capitalize on that. We are using some campaigns, testing some things out. We do think the fall will be different than it has historically been. We do think the Christmas season could well be different whether it's just longer or we have seen over the summer these extended booking windows where people are booking for longer periods of time as they just decamp to somewhere different with their family for a month. And I think we'll still see some trends like that. But it's too early to tell, honestly, what the fall will really look like. And I think candidly that's because of all the uncertainty in the world that people still don't know if their kids are physically going to go to school or not or are they going to need to go into work or not, all of those things. So I think as we get some clarity on that, which of course is coming in the month of August, in large part, I think we'll start to get a better picture. As far as the brand strength goes, we have a lot of tools to push our brand. Some of them are, historically, the classic linear television or for that matter, all the new on-demand or streaming services that include advertising. There's obviously digital products that can be used for branding video as well as performance. So we have a lot of different levers to push on. I would say we have a fair amount of latitude to dial things up if we want to. We have obviously dialed things down considerably. But again, during the period, I was going back to sort of being really internally maniacally focused. And we're focused on brand separation. We're doing a lot of work around our branding, around particularly our brand and in Brand Expedia to really define what the brand stands for separate and apart from hotels.com and Vrbo et cetera. So there's a lot of really good work going on. And I think we'll be in an excellent position to kind of go through the stages of recovery as people start to get more comfortable and we land some messaging around that, and then with a big push when things get more normalized about where we want to put in place each brand and what each brand is going to stand for. So that's important work. Candidly, we haven't done it that way ever, as one group defining each brand and each brand proposition. We're busily doing that work. We've just put those groups together, maybe not even two months ago. So we will be ready. We will have ample capital when the market's ready. And I think we will have much better brand separation and positioning for the future when we're ready to pull the trigger on it. But we certainly have many ways to do it. And frankly, each brand is effective in different ways and different lanes. So some brands have had great success with YouTube, others have been strong on the classic television and others have found other ways. So we have a lot of tools to use. ... Jed Kelly Analyst, Oppenheimer & Co., Inc. Q Thank you. ... Operator: Your next question comes from the line of Kevin Kopelman. Your line is open. ... 12 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 Kevin Kopelman Analyst, Cowen and Company, LLC Q Thank you. So a question on the revenue trend. You noted that new bookings in June were down about 45% and saw that back off a little in July. Can you help us translate that new bookings metric directionally into what it would mean for revenue given some of the puts and takes there? Thanks. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. A Yeah, I'll take that one. Generally, I guess there's a couple of components that I would point to in there. Just going back in time and the impacts of COVID, cancellations obviously spiked in the April and March timelines. Those have largely come back down to near but still elevated historical levels. I point that out because obviously that was a big driver of some volatility in our P&L. When you look at the ADRs and revenue per room night, I'm putting out a couple of different areas that may be different than historical so that there may be some noise. On the ADR side, you saw that go up or increase 1% and that 45% number that you mentioned. But that ADR is driven by – Vrbo ADR is higher because there's strong demand. We're mixing the Vrbo. That offsets double-digit decreases in hotel. And then revenue per room night has some of the similar impacts as well. So I would say that the P&L is going to be noisy. And I just gave you a few examples of how the amount of noise, that has flowed through in Q2. So I would love to say that whatever the range falls in July for the rest of the quarter will hit our P&L in the way that it has historically or as we've seen last year, if you will. But as Peter and I've both mentioned, there is a bunch of noise. I think Q2, at least the latter part of Q2 probably gives us some indication. But it's going to be a bit noisy over the next few months, so I can't give you a definitive answer, if you will. ... Kevin Kopelman Analyst, Cowen and Company, LLC Q Got it, thanks. That's helpful. And then if I could just ask one other question. Could you talk about what you're seeing in Europe and to what extent has Europe travel been picking up? And is that having a meaningful impact for Expedia in terms of offsetting the kind of recent lull in the US? ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Go ahead. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. A Go ahead. ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A No, you go ahead. ... 13 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 Eric Hart Chief Financial Officer, Expedia Group, Inc. A Yeah. I was going to say – I would say Europe was a bit slower than the US to pick up. I think we've mentioned that a number of different times during the fundraising process, et cetera, where the US started rebounding earlier particularly in lodging, particularly as Peter mentioned in the intersection of domestic drive to – and whole homes whereas EMEA was slower. Now, we have seen EMEA on the lodging side start to recover a bit. It's just more of a methodical improvement over time. I mentioned earlier on air. Air is challenged more so than hotel in all geographies. And I would say what we've seen thus far in Europe continues to be quite challenged. There's a different mix between domestic and international in Europe versus the US. And even though in the US, air is still quite low; in EMEA, you've just got a high rate of international travel and there's just a lot of uncertainty that remains. So Europe continues to be pretty tepid on the air side. So good signals in EMEA. Time will tell. Slow on the air side. ... Kevin Kopelman Analyst, Cowen and Company, LLC Q Thanks, Eric. Thanks, Peter. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. A Yeah. Thanks, Kevin. ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Yeah. Thank you. ... Operator: And your next question comes from the line of Eric Sheridan with UBS. And your line is open. ... Eric J. Sheridan Analyst, UBS Q Thank you so much for taking the question. And one for each of you. Peter, just understanding the industry dynamic. With demand where it is, anything you're seeing interesting on the supply side of either more alternative accommodations being listed broadly on a global basis or hotels more willing to work with the OTAs? Typically, if you go back and look historically, those are periods of time where the OTAs tend to gain some share of supply when end demand has never been as low as this but low generally. So I'm just curious what you might be seeing on the supply side as opposed to the demand side, looking at the marketplace. And then, Eric, you made a point in the 8-K of the merchant liabilities starting to improve. Why don't you just give a check-in on the balance sheet, how you guys are thinking about merchant liabilities as a drag, has that stabilized? And how should we be thinking about aligning the balance sheet against both your growth goals and your capital return potential goals over the medium to long term? Thanks so much. ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Yeah, thank you very much. So I'll take the first one and say it's a couple of different buckets. I mentioned the opportunity we think there is around more supply coming into the Vrbo rental base. People are all looking for ways 14 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 to monetize their assets. And we do believe and we have seen some early signs – not a tidal wave or anything, but some early signs that there is opportunity there. And we do market to that audience and we do try to build that side of the platform. So that's ongoing. And I think there's solid opportunity there, but it's relatively early days. And I think, again, you all have your own views about what the economy will look like coming out of this and globally, et cetera. But we think there's opportunity there. As for the big players on the air and the lodging side. Look, our main goal is to get everybody back in business and drive as much business as we can to all those players. We are trying to be as collaborative as we can. But I would say, yes, there is by and large a willingness and openness to work together on new ideas, things that have been sitting on the shelf for a while that have been talked about but never moved on. I think there's some interesting things we can do with some of our lodging partners that we're looking at. There's a lot of opportunity for air. And we're working to improve our air product. And we're working with our air suppliers so we can make that good for everybody. And, yes, there's a general sense of collaboration and willingness to work on new ideas to drive business for everybody. And I would say that in times like this, you would expect and we are making up more share of everybody's wallet on the supply side. So we're not trying to put the screws to anybody. We're trying to collaboratively look at how we can grow their business, help grow our business. And we are keenly focused on that. So there's definitely opportunity. Again, I don't think it's about leveraging a moment. It's really about an openness that you get at a time like this where everybody's in a bit of a crisis to look at opportunities to work together, to grow the business, to improve both sides. And that's what we're focused on. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. A Hey, this is Eric. I'll take the second half of the question. And thanks for the questions. I'm going to give slightly longer update because I think there's a fair number of questions that I suspect we'll get during the call. So let me try to give a bit of a holistic update on the balance sheet and cash. So if you look at the deferred merchant bookings – and again, for everyone's edification, deferred merchant bookings is where we accept customers' cash. We then hold onto that and remit it to suppliers post-stay, if you will. It did decrease $1.3 billion during the quarter. But if you look at the trend over that quarter, there was a significant drop in April, a slight decline in May and then actually increased in June. The increase in June is driven by Vrbo, which we've talked a lot about, the strong bookings growth actually year- on-year that occurred at Vrbo. If you look at non-Vrbo within that deferred merchant booking, it was essentially flat between May and June. So if we go in reverse and we look back and what we are observing in the March, April, May timeline where that DMB or that deferred merchant booking was really declining; I would say we feel pretty darn good about how the latter part of the quarter looked from a deferred merchant booking standpoint. If I then move to cash – I know a lot of this is in the financials that we publish. But essentially, we started the quarter with $4.1 billion. Essentially, a change call it operating of negative $2.4 billion. We then raised the approximately $4 billion of financing. Obviously, it was a bit less than that from a net standpoint. So at the end of the quarter, we had $5.5 billion and that's excluding the $1.25 billion incremental raise that we did earlier this month. And then, lastly, which is related to all this is – and I suspect there's a question coming just around the $275 million cash burn rate that we've talked about over the last couple of months and quarters. Remember this is effectively contribution-neutral. Revenue less cost of revenue less marketing, we assume that's zero. And then 15 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 what is the cost to run the business? So, i.e., what is the cost to keep the site up? What is the cost to keep the lights on? We had said previously that we would be at approximately a $275 million burn rate per month. And we said we would get to that by the end of the year. I'm happy to say that we are operating broadly in that range right now. So we have achieved it faster than we anticipated. Just one point of clarification because I know it comes up occasionally is it does exclude restructuring cost associated with our cost program. And then because we raised the $1.25 billion, we will have about $5 million of incremental interest expense. But sort of net-net, feel very good about B&B and where the trend is. We're at a strong cash position and feel really good about our overall cost program and what that burn rate looks like. ... Eric J. Sheridan Analyst, UBS Q Great. Thanks for all the color. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. A Yes, you got it. Thank you for the question. ... Operator: And your next question comes from the line of Lee Horowitz with Evercore ISI. Your line is open. ... Lee Horowitz Analyst, Evercore ISI Q Great. Thanks for taking the question. So sticking with Vrbo. With obviously booking trends remaining really strong through the pandemic, I guess is there anything you're seeing there as it relates to traffic mix in terms of pay traffic versus direct to Vrbo and how you would expect that to perhaps evolve over the course of this crisis? ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Yeah, absolutely. One of the things that I think for the other players as well is many of us retrenched, got out of competitive advertising and out of the auctions to a large extent when things got really bad in March and April. We have been wading back in with all our brands, but much more delicately with Vrbo because, candidly, Vrbo has been the beneficiary of a huge amount of direct traffic and essentially organic traffic. So the mix of business has been extremely profitable on a relative basis for Vrbo and that has been terrific. We're not against using performance marketing in Vrbo and we certainly are trying to use it deftly. But our mix and our returns on marketing are at massively higher levels than we were historically running at in, call it, late 2019. So yeah, there's definitely been – I don't want to say it's a structural shift. We'll see what the world is like when everything normalizes. But we have seen that the brand is quite strong, that people can find us and that we're important as an organic option and a great option for travelers. So I think the mix is terrific there right now. And no doubt, as we continue to grow and other players get a little healthier, we may see that mix change a bit. But right now, the mix is terrific. ... Lee Horowitz Analyst, Evercore ISI Q Great. Thanks for taking the question. ... 16 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Yeah, thank you. ... Operator: And your next question comes from the line of Brent Thill with Jeffries. Your line is open. ... Q Great. This is [ph] James (00:51:32) on for Brent. Thanks for taking my questions. I just had one for Eric. Can you give us an update on what your CapEx spend is looking like for the back half of 2020 and then first half of 2021? I know you have the headquarters which should be completed by early next year. But just want to know what your other CapEx spend might look like and how we should think about that from a modeling perspective. Thanks. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. A Yeah, our CapEx, I presume you saw, was $206 million. Of that, $34 million was of headquarters. Again, we gave an update last quarter that we had restarted on headquarters and that's been $115 million for the first half of the year. Excluding headquarters, it's $172 million. Just to give you the components up there of it at a high level. The vast majority has been capitalized labor. That's essentially employees that are doing tech development. And we should see some improvement in that capitalized labor just given the cost program and some of the actions that we've taken to-date. We've got the data center. As we continue to move more into the cloud, that data center CapEx should moderate as well. And then, essentially, the cap labor and data center captures most of it. So what I would say, not giving you too specific numbers, if you will, is that for 2020 we should come in less than we were in 2019 with all the various moving parts. And then as we go into 2021, as that headquarters rolls off, we should be much more efficient. We should require less CapEx and ultimately see better cash conversion. But hopefully, that gives you an order of magnitude on 2020 and then over time it should get more efficient too. ... Q Very helpful. Thank you so much. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. A Thank you. ... Operator: And your next question comes from the line of Chris Kuntarich with Deutsche Bank. Your line is open. ... Chris Kuntarich Analyst, Deutsche Bank Securities, Inc. Q Hi, thanks. Maybe just to start on the vacation rental side and just kind of parsing out the difference of what's going on in vacation rental and hotel. I think you guys mentioned that Vrbo was growing. So just maybe first, since you guys have seen sort of a plateau in July, is there any difference going on in the cancelation and new bookings from the two? 17 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Yeah, I would say broadly cancelation rates have stayed pretty consistent. I wouldn't say there's anything noteworthy between how hotels and vacation rental is performing except that hotels have taken longer – is on a slower trajectory to recovery. So clearly, vacation rental was very strong. We saw demand exceed prior years during some of these compression periods, which in a world like this is great to see. And hotels have just been on a slower pace to recovery. But I think on the cancelation side, we haven't seen anything noteworthy. And again, broadly, cancellations have remained stable for July, June, et cetera. There's no big uptick in cancellations that we've seen. So the real difference is that compression. You'd have early bookings that were in the vacation rental space that the hotels didn't see, I would say, and then the easing of that compression period into July. And whereas the hotels have been slowly making up ground on a more linear basis. ... Chris Kuntarich Analyst, Deutsche Bank Securities, Inc. Q Got it. And maybe just a follow-up. As it relates to cloud costs, I think you guys had called out previously that 2020 levels should be below 2019. I was curious as you guys have gotten further into the year, if you could put any bit of a finer point on that. Thanks. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. A Yeah, I think the story remains the same. Just to recap for those that may not have the full story. We brought all of our cloud teams into a single unit. They have the ability to optimize, to rightsize the compute. So we've been able to really push and accelerate that in the COVID environment. So it gave us some short-term benefits and we think that'll really bear fruit over the long term as well. Better economics with our vendors, et cetera. But overall, FY 2020, we do expect it to be down. However, when volumes start to increase, it does obviously have a variable component to it. And so as that volume comes back, you would expect it to grow along with it as well. But I think the sort of order of magnitude or the story that we told before still holds. ... Chris Kuntarich Analyst, Deutsche Bank Securities, Inc. Q Got it. Thanks. ... Operator: And your next question comes from the line of Brian Fitzgerald with Wells Fargo. And your line is open. ... Brian Fitzgerald Analyst, Wells Fargo Securities LLC Q Thanks, guys. We wanted to ask, just had a hypothesis on, generally when consumers travel closer to home I think you see shorter durations and less expensive accommodations versus when you're traveling farther and internationally. Is that valid? Is that valid in the old days but are you seeing those dynamics change now with more local travel coming back, replacing longer international trips? Do you see consumers trading up versus what they would normally spend, staying longer on durations? Anything you could tell us about kind of the propensity to spend as local starts first versus international? Thanks. 18 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Eric, do you want me to go first? I'll take a whack at it if you want. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. A Yeah, sure. Sure. ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A There's a lot going on in that question. But I would say a few things. We have seen pricing and propensity to pay, et cetera, and long duration very evident in the vacation rental business. People in compressed markets have been able to push what they charge, and – the suppliers that is, and people have, as I mentioned, been staying long. And so that, if anything, has been driving up. If you think about it then from kind of an ADR standpoint, et cetera, I think, broadly deferring in the hotel space. There has been, not the inverse, but there has been more pressure on pricing, and more discounting widely because people's comfort and propensity to go to hotels has been less robust. So it's kind of exactly what you'd expect from a supply and demand standpoint. I think in terms of local versus nonlocal and duration on the hotel side, I don't know if Eric has any good data there, but I don't think we've seen dramatic change there. I think that's been similar. And, yes, in terms of total wallet share of a domestic trip tends to be smaller than an international trip. But again, I think this is just everyone's finding their opportunities, so of course air is suffering more than lodging even though, as far as I know, nobody's yet said they've gotten sick on an airplane. But air still is something people are less comfortable with and so people are driving and finding other ways to get to hotels and things. But I think domestic – local domestic is sort of slowly filling up the holes of international. So I think it's really just a volume game. I think the ADR question is really just a function of overall supply and demand, and it's acting exactly as you would expect it which is if you're in a compressed market on the Florida coast and there aren't enough homes and a lot of interested people, you can push pricing and you do. And if you're a hotel somewhere where not a lot of tourists are going, maybe like New York right now, you have to compete. And, therefore, you try to compete on price. ... Brian Fitzgerald Analyst, Wells Fargo Securities LLC Q Got it. Thanks, Peter. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. A Yes, this is Eric. Yes, Peter, I think you covered it. I'd be careful extrapolating too much on any of the trends you'd see. It's really people solving for the travel that they can and still want to travel. I think the real positive though is that, and Peter mentioned it earlier, that we've just got a lot of people that are getting exposed to the Vrbo brand and alternative accommodations. And it's a bit of a fast forwarding in that exposure. And we're going to take the approach to build the relationship with those individuals. And I think people are having a great experience, at least 19 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

Expedia Group, Inc. (EXPE) Corrected Transcript Q2 2020 Earnings Call 30-Jul-2020 that's what I can, in my conversations anecdotally. So I think that it's a very positive outcome for Vrbo from that perspective. ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Yeah, and apologies. I would just triple down. Don't extrapolate too much from any of this. I think this is a really unique moment. And I said it before, but I don't think this portends any difference in how people think about things. It may expose them to more. It may make them open to things they weren't open to before. But I don't think we're seeing some structural shift in people's views about hotels or other things. It's just a moment. And it's just about their comfort and their safety and what they're able to do. ... Brian Fitzgerald Analyst, Wells Fargo Securities LLC Q Thank you, Peter. Thank you, Eric. ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. A Yes. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. A Thank you. ... Operator: We will now turn the call back over to CEO Peter Kern. ... Peter M. Kern Vice Chairman and Chief Executive Officer, Expedia Group, Inc. Okay. Thank you, everybody, for your questions. I hope we gave you a good perspective on the business. I just want to reiterate. We're feeling really good about the internal work we're doing. I commend our teams who have done amazing work in impossible circumstances where everybody's working from home and everything is harder. So can't thank all of them enough and appreciate you all, all your questions. As Eric and I said, we hope that you'll see the benefit of all this hard work we've been doing as the numbers come back. And we look forward to talking to you in another quarter. So thank you for your time, and everybody stay safe. Take care. ... Eric Hart Chief Financial Officer, Expedia Group, Inc. Thank you. ... Operator: This concludes today's conference call. You may now disconnect. 20 1-877-FACTSET www.callstreet.com Copyright © 2001-2020 FactSet CallStreet, LLC

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